                                   November
                                     24th
                                    1 9 9 7



                                                                      143,379-25
                                                                          286309


Catellus Development Corporation
201 Mission Street
San Francisco, CA 94105

Ladies and Gentlemen:

        We have acted as counsel to Catellus Development Corporation, a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), by the Company of an aggregate of 16,500,000 shares of the Company's Common Stock, $0.01 par value (the "Shares").

        In our capacity as such counsel, we have examined originals or copies of those corporate and other records and documents we considered appropriate. We also have examined the registration statement on Form S-3 filed by the Company with the Securities and Exchange Commission (the "Commission") for purposes of registering the Shares under the Securities Act (the "Registration Statement").

        We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with originals of all documents submitted to us as copies and the authenticity of the originals of such copies. As to relevant factual matters, we have relied upon, among other things, oral or written statements and representations of officers and other representatives of the Company and others.

        The law covered by this opinion is limited to the present federal law of the United States and the present Delaware General Corporation Law. We express no opinion as to the laws of
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any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority of any jurisdiction.

        On the basis of such examination, our reliance upon the assumptions in this opinion and our consideration of those questions of law we considered relevant, and subject to the limitations and qualifications in this opinion, we are of the opinion that the Shares have been duly authorized by all necessary corporate action on the part of the Company and are legally issued, fully paid and non-assessable.

        We hereby consent to the filing of this opinion with the Commission as
Exhibit 5.1 to the Registration Statement and to the reference to our firm under the heading "LEGAL MATTERS" in the Registration Statement.

                                                Respectfully submitted,

                                                O'Melveny & Myers LLP